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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No.'s 33-85766, 33-93100, 33-37641 and 33-95765 of Micro Component Technology, Inc. of our report dated May 17, 2000, on the consolidated financial statements of Micro Component Technology, Inc. appearing in this Transition Report on Form 10-K of Micro Component Technology, Inc. for the six-month transition period ended December 31, 1999.

                      /s/ DELOITTE & TOUCHE LLP

June 29, 2000
Minneapolis, Minnesota

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INDEPENDENT AUDITORS' CONSENT